UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-37578	43-1983182
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of registrant’s principal executive office)		(Zip code)

(804) 484-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, Performance Food Group Company (the “Company”) announced that the Company’s Board of Directors had appointed Thomas G. Ondrof as Executive Vice President and Chief Financial Officer, effective October 1, 2016, succeeding Robert D. Evans, who is retiring after serving as the Company’s Chief Financial Officer for seven years.

Mr. Ondrof, 52, served in several roles at the foodservice and support services company Compass Group North America from 1991 to 2015, most recently as Chief Development Officer. He also served as Chief Strategy Officer from 2010 to 2013, as Chief Financial Officer from 1999 to 2010, as Corporate Controller from 1996 to 1999 and as Director of Financial Planning from 1991 to 1996.

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Ondrof that provides that Mr. Ondrof will serve as Executive Vice President and Chief Financial Officer of the Company beginning on or before October 3, 2016. Under the Letter Agreement, Mr. Ondrof (i) is entitled to an initial base salary of $625,000 and (ii) is eligible to receive an annual cash bonus with a maximum amount equal to 133% of his base salary, based on the achievement of performance targets. Pursuant to the Letter Agreement, Mr. Ondrof’s cash bonus for fiscal 2017 will be prorated for his partial year of service, and, after giving effect to any proration, will be no less than 75% of his annualized base salary. The Letter Agreement also provides that Mr. Ondrof will also be eligible to receive an annual equity award with a target value equal to 150% of his base salary, granted pursuant to the Company’s long-term incentive program. The target value of Mr. Ondrof’s fiscal 2017 equity award will be prorated for his partial year of service and will be subject to the same vesting criteria applicable to fiscal 2017 equity awards granted to the Company’s other named executive officers.

Under the Letter Agreement, Mr. Ondrof is eligible to participate in all employee health and welfare plans offered by the Company commensurate with his position, as well as the Company’s 401(k) plan. Mr. Ondrof is also eligible for reimbursement of relocation expenses in accordance with the Company’s general relocation policy, and an automobile allowance equal to $2,700 per month.

The Letter Agreement also provides that Mr. Ondrof is entitled to participate in the Company’s Senior Management Severance Pay Plan.

The Letter Agreement contains certain restrictive covenants, including an indefinite covenant not to disclose confidential information and not to disparage the Company and, during Mr. Ondrof’s employment and for the one year period following the termination of his employment, covenants related to non-competition and non-solicitation of the Company’s employees, customers or suppliers.

The Letter Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

There are no arrangements or understandings between Mr. Ondrof and any other persons pursuant to which he was elected to serve as an executive officer and there are no family relationships between Mr. Ondrof and any director or executive officer of the Company. Mr. Ondrof has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A press release announcing the appointment of Thomas G. Ondrof as the Company’s Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 hereto.

Item 8.01	Other Events.

As previously reported, the Board of Directors (the “Board”) of the Company appointed Meredith Adler to the Board to serve as a Class II director, effective September 20, 2016. On September 20, 2016, the Board also appointed Ms. Adler to serve on the Audit Committee of the Board, effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated August 19, 2016, between Performance Food Group Company and Thomas G. Ondrof.

99.1	Press Release of Performance Food Group Company, dated September 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY (Registrant)

Dated: September 22, 2016	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated August 19, 2016, between Performance Food Group Company and Thomas G. Ondrof.

99.1	Press Release of Performance Food Group Company, dated September 22, 2016.